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                                                                       EXHIBIT 2
                                VOTING AGREEMENT

            THIS VOTING AGREEMENT dated as of February 7, 2000 (the "Agreement"), is made by and among LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"), SOLARA ACQUISITION INC., a Delaware corporation ("Acquisition"), and SUMITOMO OSAKA CEMENT CO., LTD., a corporation organized under the laws of Japan ("Stockholder").

                             PRELIMINARY STATEMENTS

            Concurrently with the execution of this Agreement, Ortel Corporation, a Delaware corporation (the "Company"), Lucent and Acquisition have entered into a Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger of Acquisition with and into the Company, with the Company being the surviving corporation (the "Merger"), which Merger is subject to the approval of the holders of shares of capital stock of the Company as provided in the Merger Agreement, the Delaware General Corporation Law, as amended, and the Company's Certificate of Incorporation, as amended.

            Stockholder owns 2,349,964 shares of the Company common stock, par value $.001 per share (the "Common Stock"). As used herein, the term "Shares" includes all shares of such Common Stock as to which Stockholder (at any time prior to the termination of this Agreement) is the beneficial owner or is otherwise able to direct the voting thereof and all securities issued or exchanges with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in the Company's capital structure.

            To induce Lucent and Acquisition to enter into the Merger Agreement, the Company has agreed, upon the terms and subject to the conditions set forth herein, to cause Stockholder to execute this Agreement.

            NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

            1. Stockholder's Representations and Warranties. Stockholder represents and warrants to Lucent and Acquisition that (i) except as set forth in Schedule 1 hereto, Stockholder owns the Shares, as the case may be, free and clear of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance and (ii) Stockholder has the right to vote such Shares free of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance (other than any general fiduciary obligation imposed by law).

            2. No Voting Trusts. Stockholder hereby revokes any and all proxies and voting instructions with respect to the Shares previously given by Stockholder and Stockholder agrees that it will not grant or give any other proxies or voting instructions with respect to the voting of the Shares, enter into any voting trust or other arrangement or agreement with respect



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to the voting of the Shares (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the Shares for or against any proposal submitted to the stockholders of the Company except in furtherance of the proposals set forth in paragraph 3 hereof.

            3. Agreements with Respect to the Shares. (a) Stockholder agrees during the term of this Agreement:

            (i) to vote the Shares, to the extent entitled to vote, (y) in favor of the approval of the Merger Agreement and the Merger, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and (z) with respect to all other proposals the approval or disapproval of which are, directly or indirectly, reasonably necessary to consummate the Merger, in such manner as Acquisition or Lucent may direct;

            (ii) not to solicit, encourage or recommend to other stockholders of the Company that (w) they vote their shares of Common Stock or any such other securities in any contrary manner, (x) they not vote their shares of Common Stock at all, (y) they tender, exchange or otherwise dispose of their shares of Common Stock pursuant to a Competing Transaction, as hereinafter defined, or (z) they attempt to exercise any statutory appraisal or other similar rights they may have; and

            (iii) to take such action as required on the part of Stockholder to satisfy conditions to closing set forth in the Merger Agreement including without limitation entering into any such agreements, arrangements or understandings contemplated by Section 6 thereof.

            (b) Unless otherwise instructed in writing by Lucent or Acquisition, during the term of this Agreement, Stockholder will vote the Shares against any Competing Transaction.

            (c) Except with the prior written consent of Lucent or Acquisition, during the term of this Agreement, Stockholder agrees that Stockholder will not, and shall use its reasonable best efforts not to permit any employee, attorney, accountant, investment banker or other agent or representative of Stockholder to initiate, solicit, negotiate, encourage, or provide confidential information in order to facilitate, any Competing Transaction.

            (d) For purposes of this Agreement, a "Competing Transaction" shall mean a transaction of any kind (including, without limitation, a merger, consolidation, share exchange, reclassification, reorganization, recapitalization, sale or encumbrance of substantially all the assets of the Company outside the ordinary course of business, or sale or exchange by stockholders of the Company of all or substantially all the shares of the Company's capital stock) proposed by any person(s) in lieu of or in opposition to the Merger Agreement and the Merger.

            4. Proxies. In furtherance of the foregoing, Stockholder is granting to Richard Bleicher, the Vice President of Acquisition, and/or Paul Bento, the Vice President and




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Secretary of Acquisition, or to his or her designee(s), irrevocable proxies and powers of attorney (which may be in the form annexed hereto or such other form consistent with the terms hereof and thereof as Lucent or Acquisition may specify) to vote the Shares, to the extent such Shares are entitled to vote, and hereby specifically agrees not to revoke such proxies granted under any circumstances:

            (a) at any and all meetings of stockholders of the Company, notice of which meetings are given prior to the due and proper termination of this Agreement, with respect to matters presented to the Company's stockholders for vote which are, directly or indirectly, reasonably necessary to approve or disapprove (i) the Merger or the Merger Agreement; and (ii) any Competing Transaction; or

            (b) with respect to actions to be taken by written consent of the stockholders of the Company which, directly or indirectly, relates to or affects any of the foregoing, and which consent is solicited prior to the due and proper termination of this Agreement.

            5. Limitation on Sales. During the term of this Agreement, except pursuant to the Merger, Stockholder agrees not to sell, assign, transfer, loan, tender, pledge, hypothecate, exchange, encumber or otherwise dispose of, or issue an option or call with respect to, any of the Shares, or impair Stockholder's Shares.

            6. Termination of Agreements. Stockholder hereby consents to the termination of the Key Shareholder Agreement dated as of March 26, 1990, among the Company, Stockholder and certain other Key Shareholders described therein, and the Agreement Concerning Certain Financing and Business Arrangements dated as of March 26, 1990, between the Company and Stockholder, in each case as of the Closing Date. Effective as of the Closing Date, Lucent hereby agrees to cause the Surviving Corporation (as defined in the Merger Agreement) to continue to comply with all of the terms and conditions of the International Distributor and Selling Representative Agreement between the Company and Stockholder dated as of July 1, 1995.

            7. Specific Performance. Stockholder acknowledges that it will be impossible to measure in money the damage to Lucent or Acquisition if Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, neither Lucent nor Acquisition will have an adequate remedy at law or in damages. Accordingly, Stockholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that Lucent or Acquisition has an adequate remedy at law. Stockholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Lucent or Acquisition seeking or obtaining such equitable relief.

            8. Reasonable Efforts. Stockholder will use all reasonable efforts to cause to be satisfied the conditions to the obligations of the Company to effect the Closing under the Merger Agreement.




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            9.    Publicity. Stockholder agrees that, from the date hereof
through the Closing Date, Stockholder shall not issue any public release or announcement concerning the transactions contemplated by this Agreement and the Merger Agreement without the prior consent of Lucent, except (i) Stockholder may file an amendment to its Schedule 13G originally filed with the Securities and Exchange Commission on April 24, 1995, and (ii) as such release or announcement may, in the opinion of Stockholder's counsel, be required by applicable law, in which case Stockholder shall allow Lucent reasonable time to comment on such release or announcement in advance of such issuance.

            10.   Term of Agreement; Termination.

            (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earliest to occur of (i) the Effective Time of the Merger (as defined in the Merger Agreement) and (ii) the due and proper termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder.

            (b) The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by Lucent, Acquisition and the Company.

            11. Miscellaneous. (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

            (b) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

            If to Acquisition or Lucent:

            Lucent Technologies Inc.
            Microelectronics and Communications Technologies Group
            2 Oak Way
            Berkley Heights, New Jersey 07920-2332
            Att: President
            Telecopy: separately supplied

            with a copy to:



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            Lucent Technologies Inc.
            600 Mountain Avenue
            Room 6A 311
            Murray Hill, New Jersey 07094
            Att: Pamela F. Craven
                   Vice President and Secretary
            Telecopy: separately supplied

            If to Stockholder:

            Sumitomo Osaka Cement Co., Ltd.
            1 Kanda, Mitoshiro-cho
            Chiyoda-ku, Tokyo, 101-8677
            Japan
            Att:  Tatsutoku Honda, Managing Director
            Telecopy: separately supplied

            (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and fully performed in such state without giving effect to the principles of conflict of laws thereof and except insofar as the Delaware General Corporation Law, as amended, shall be mandatorily applicable to the Merger and the rights of the stockholders of the Company in connection therewith.

            (d) Rules of Construction. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive.

            (e) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            (f) Counterparts. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.

            (g) Assignment. No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made



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without such consent shall be void. Except as otherwise provided herein, this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (h) Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

            (i) Extension; Waiver. Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement or waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

            (j) Severability. The provisions of this Agreement are severable and, if any thereof are invalid or unenforceable in any jurisdiction, the same and the other provisions hereof shall not be rendered otherwise invalid or unenforceable.

            (k) Fiduciary Duty as Director. The parties hereto acknowledge and agree that Stockholder's obligations hereunder are solely in its capacity as a stockholder of the Company, and that none of the provisions herein set forth shall be deemed to restrict or limit any fiduciary duty any of the undersigned or any of their respective affiliates, directors, officers or employees may have as a member of the Board of Directors of the Company, as an executive officer of the Company, or otherwise as a fiduciary to any person (other than any of the stockholders of the Company) resulting from any circumstances other than as a stockholder of the Company; provided that, no such duty shall excuse Stockholder from its obligations as a stockholder of the Company to vote the Shares, to the extent that they may be so voted, or otherwise perform any obligation as herein provided and to otherwise comply with the terms and conditions of this Agreement.




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            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Voting Agreement on the date first above written.


                                  LUCENT TECHNOLOGIES INC.


                                  By: /s/ John T. Dickson
                                     ------------------------------------
                                  Name:  John T. Dickson
                                  Title: Executive VP and CEO, Microelectronics
                                         and Communications Technologies

                                  SOLARA ACQUISITION INC.


                                  By: /s/ John T. Dickson
                                     -------------------------------------
                                  Name:  John T. Dickson
                                  Title: President


                                  SUMITOMO OSAKA CEMENT CO., LTD.



                                  By: /s/ Tatsutoku Honda
                                     ----------------------------------
                                  Name:  Tatsutoku Honda
                                  Title: Managing Director


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                                     FORM OF
                     IRREVOCABLE PROXY AND POWER OF ATTORNEY


            The undersigned hereby appoints Richard Bleicher, the Vice President of Solara Acquisition Inc. ("Acquisition") and/or Paul Bento, the Vice President and Secretary of Acquisition, as the undersigned's attorney-in-fact and proxy, with full power of substitution, for and in the undersigned's name, to vote, express consent or disapproval, or otherwise act in such manner (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) upon such matters as set forth in Sections 3(a) and 3(b) of the Voting Agreement with respect to all of the shares of Common Stock, par value $.001 per share, of Ortel Corporation., a Delaware corporation (the "Company"), owned of record by the undersigned.

            The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated of even date herewith, among the undersigned, Lucent Technologies Inc., Acquisition and the stockholders of the Company signatory thereto. This proxy is coupled with an interest sufficient in law to support such proxy.



Dated:  February 7, 2000



                                         SUMITOMO OSAKA CEMENT CO., LTD.


                                         By: /s/ Tatsutoku Honda
                                            ----------------------------
                                         Name:   Tatsutoku Honda
                                         Title:  Managing Director